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                                                            EXHIBIT 4(ii)(a)(10)



                                                                  EXECUTION COPY


                   AMENDED AND RESTATED CONTRIBUTION AGREEMENT

                  THIS AMENDED AND RESTATED CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of September 14, 2000 by and among AMERICAN CLASSIC VOYAGES CO., (the "Parent"), CRUISE AMERICA TRAVEL, INCORPORATED, DQSC PROPERTY CO., DQSB II, INC., GREAT OCEAN CRUISE LINE, L.L.C., GREAT RIVER CRUISE LINE, L.L.C. and GREAT PACIFIC NW CRUISE LINE, L.L.C. (all of the foregoing being referred to herein individually as "Co-Obligor" and collectively as the "Co-Obligors"). Undefined capitalized terms which are used herein shall have the meanings ascribed to such terms in the "Credit Agreement" referred to below.

                  WHEREAS, pursuant to that certain Amended and Restated Credit Agreement of even date herewith among THE DELTA QUEEN STEAMBOAT CO., a Delaware corporation ("Borrower"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES THEREOF and each other financial institution which from time to time becomes a party thereto in accordance with Section 11.02(a) thereof (together with their respect successors and assigns, individually, a "Lender" and, collectively, the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the lenders (the "Agent") (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), the Lenders have agreed to make certain loans or otherwise extend credit to Borrower, among other things, to enable Borrower to make loans or otherwise extend certain credit to the Co-Obligors;

                  WHEREAS, as a condition, among others, to the Lenders' willingness to enter into the Credit Agreement, the Lenders have required that the Parent execute and deliver that certain Parent Guaranty of even date herewith (the "Parent Guaranty"), and the other Co-Obligors are parties to the Subsidiary Guaranty dated as of February 25, 1999, as supplemented (together with the Parent Guaranty, referred to hereinafter collectively as the "Guaranty"), pursuant to which, among other things, the Co-Obligors have jointly and severally agreed to guaranty Borrower's "Obligations" to the Lenders under and as defined in the Credit Agreement (the "Accommodation Obligations"); and

                  WHEREAS, pursuant to certain "Collateral Documents" executed pursuant to, and as defined in, the Credit Agreement, the Co-Obligors (other than Parent) have granted liens on, and security interests in, substantially all of their respective properties, as security for their obligations under the Guaranty ("Collateral");

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Parent to enter into the Parent Guaranty, it is agreed as follows:

                  1. Contribution. As used herein, the "Allocable Amount" of any Co-Obligor, as of any date of determination, shall be determined to be an amount equal to the maximum amount which could then be claimed against such Co-Obligor's Collateral or under such Co-Obligor's Accommodation Obligations without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Federal Bankruptcy Code (11 U.S.C. Sec.




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101 et seq.) or under any applicable state Uniform Fraudulent Transfer Act,
Uniform Fraudulent Conveyance Act or similar statute or common law.

                  To the extent that a payment is made on the Obligations by a Co-Obligor pursuant to an Accommodation Obligation or out of Collateral owned by such Co-Obligor (a "Co-Obligor Payment") which, taking into account all other Co-Obligor Payments then previously or concurrently made by or attributable to any other Co-Obligor, exceeds the amount of the Co-Obligor Payment which otherwise would have been made by or attributable to such Co-Obligor if each such Co-Obligor had paid the aggregate Obligations satisfied by such Co-Obligor Payments in the same proportion as such Co-Obligor's Allocable Amount in effect immediately prior to such Co-Obligor Payment bore to the aggregate Allocable Amounts of all such Co-Obligors in effect immediately prior to such Co-Obligor Payment, then such Co-Obligor shall be entitled to contribution and indemnification from, and to be reimbursed by, each of the other Co-Obligors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Co-Obligor Payment.

                  2.    Miscellaneous.

                  (a) This Agreement is intended only to define the relative rights of the Co-Obligors, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Co-Obligors, jointly and severally, to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty.

                  (b) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of the Co-Obligor to which such contribution and indemnification are owing.

                  (c) This Agreement shall become effective upon its execution by each of the Co-Obligors and shall continue in full force and effect and may not be terminated or otherwise revoked by any Co-Obligor until all of the Obligations under and as defined in the Credit Agreement shall have been indefeasibly paid in full and discharged and the Credit Agreement shall have been terminated.

                  3. Additional Co-Obligors. Pursuant to Section 6.10(ii) of the Credit Agreement, any Subsidiary of the Borrower formed or acquired after the date hereof shall become obligated as a Co-Obligor hereunder (each as fully as though an original signatory hereto) within the applicable time period specified by the Credit Agreement by executing and delivering to the Agent (with sufficient copies for the Agent and each of the Lenders) that certain supplemental contribution agreement in the form of Exhibit A attached hereto together with such additional supporting documentation required pursuant to
Section 6.10 of the Credit Agreement.



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                  IN WITNESS WHEREOF, each of the Co-Obligors has executed and delivered this Agreement as of the date first above written.

                                       AMERICAN CLASSIC VOYAGES CO.
                                       CRUISE AMERICA TRAVEL, INCORPORATED
                                       DQSB II, INC.
                                       DQSC PROPERTY CO.



                                       By:      / s / Jordan B. Allen
                                          --------------------------------------
                                          Name:  Jordan B. Allen
                                          Title: Executive Vice President


                                       GREAT OCEAN CRUISE LINE, L.L.C.
                                       GREAT RIVER CRUISE LINE, L.L.C.
                                       By:  The Delta Queen Steamboat Co.,
                                            a Managing Member


                                       By:      / s / Jordan B. Allen
                                          --------------------------------------
                                          Name:  Jordan B. Allen
                                          Title: Executive Vice President


                                       By:  DQSB II, Inc., a Managing Member

                                       By:      / s / Jordan B. Allen
                                          --------------------------------------
                                          Name:  Jordan B. Allen
                                          Title: Executive Vice President


                                       GREAT PACIFIC NW CRUISE LINE, L.L.C.
                                       By:  The Delta Queen Steamboat Co.,
                                            its Managing Member


                                       By:      / s / Jordan B. Allen
                                          --------------------------------------
                                          Name:  Jordan B. Allen
                                          Title: Executive Vice President



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                                                                       EXHIBIT A

                       SUPPLEMENTAL CONTRIBUTION AGREEMENT

                                                            _____________, _____


The Chase Manhattan Bank, as Agent
for the Lenders party to the Credit Agreement
(as defined below)

Ladies and Gentlemen:

         Reference is hereby made to (i) that certain Amended and Restated Credit Agreement, dated as of September [ ], 2000 among The Delta Queen Steamboat Co., the Lenders party thereto and The Chase Manhattan Bank, as a Lender, Issuing Bank and as agent for the Lenders (the "Agent") (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), and (ii) that certain Amended and Restated Contribution Agreement, dated as of September [ ], 2000, among American Classic Voyages Co., Cruise America Travel, Incorporated, DQSB II, Inc., DQSC Property Co., Great River Cruise Line, L.L.C., Great Ocean Cruise Line, L.L.C. and Great Pacific NW Cruise Line, L.L.C. (each individually a "Co-Obligor" and collectively the "Co-Obligors") (as amended, restated, supplemented or otherwise modified from time to time, the "Contribution Agreement"). Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

         In accordance with Section 6.10 (ii) of the Credit Agreement, the undersigned, [CO-OBLIGOR], a ___, hereby elects to be a Co-Obligor for all purposes of the Contribution Agreement, effective from the date hereof.

         Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all of the obligations of a Co-Obligor under, and to be bound in all respects by the terms of the Contribution Agreement to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.

         This Supplemental Contribution Agreement shall be construed in accordance with and governed by the internal laws of the State of New York except for its conflict of laws principles.



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         IN WITNESS WHEREOF, this Supplemental Contribution Agreement has been duly executed by the undersigned as of _________, _____.


                                        [CO-OBLIGOR]


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________